EXHIBIT 24.1

                 Consent of Smolin Lupin & Co., P.A.



October 15 , 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

Re:  K-Tronik International Corporation -
     Pre-Effective Amendment No. 4 - Form SB-2


Dear Sir/Madam:

As certified public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration
Statement dated October 15 , 2003, of our report to the Stockholders and Directors of K-Tronik N.A., Inc. (formerly K-Tronik International
Corporation) dated November 30, 2001 (except for Note 15 and the last paragraph as to which the date is November 7, 2002.)

Very truly yours,

SMOLIN, LUPIN & CO., P.A.


/s/ Salvatore Bursese
Salvatore Bursese

SB/lns